EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2013

AVID SYSTEMS, INC. (California)
AVID CV LLC (Delaware)
AVID TECHNOLOGY WORLDWIDE, INC. (Delaware)
AVID AUDIO LLC (Delaware)
AVID TECHNOLOGY (AUSTRALIA) PTY LTD (Australia)
AVID TECHNOLOGY CANADA CORP. (Canada)
AVID TECHNOLOGY (BEIJING) CO., LTD (China)
AVID TECHNOLOGY EUROPE LIMITED (England)
EUPHONIX EUROPE LIMITED (England)
AVID TECHNOLOGY S.A.R.L. (France)
AVID TECHNOLOGY GmbH (Germany)
AVID TECHNOLOGY HOLDING GmbH (Germany)
AVID DEVELOPMENT GmbH (Germany)
BLUE ORDER TECHNOLOGIES GmbH (Germany)
AVID NORTH ASIA LIMITED (Hong Kong)
AVID TECHNOLOGY (INDIA) PRIVATE LIMITED (India)
DIGIDESIGN ITALY S.R.L. (Italy)
AVID TECHNOLOGY K.K. (Japan)
AVID TECHNOLOGY MEXICO, S. de R.L. de C.V. (Mexico)
AVID GENERAL PARTNER B.V. (Netherlands)
AVID TECHNOLOGY C.V. (Netherlands)
AVID TECHNOLOGY HOLDING B.V. (Netherlands)
AVID TECHNOLOGY INTERNATIONAL B.V. (Netherlands)
AVID TECHNOLOGY (S.E. ASIA) PTE LTD (Singapore)
AVID TECHNOLOGY S.L. (Spain)
AVID NORDIC A.B. (Sweden)